UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015

Levy Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36197 (Commission File Number)	46-3340980 (I.R.S. Employer Identification Number)

444 North Michigan Avenue, Suite 3500 Chicago, IL (Address of principal executive offices)	60611 (Zip code)

(312)-267-4190
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a transcript of a video that will be used by Levy Acquisition Corp. (the “Company”) in connection with the contemplated merger (the “Merger”) of the Company’s wholly-owned subsidiary, Levy Merger Sub, LLC (“Merger Sub”) with and into Del Taco Holdings, Inc. (“Del Taco”), with Del Taco surviving the Merger as a wholly-owned subsidiary of the Company (the “Business Combination”).

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Video Transcript

Additional Information About the Transaction and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of the Company in connection with the Merger and will mail a definitive proxy statement and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Merger because the proxy statement contains important information about Del Taco, the Company and the Merger. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain copies of the proxy statement, without charge, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Levy Acquisition Corp., 444 North Michigan Avenue, Suite 3500, Chicago IL 60611, Attn: Sophia Stratton.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s Preliminary Proxy Statement for the Merger, which was filed with the SEC on May 11, 2015.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed Merger, as well as the expected performance, strategies, prospects and other aspects of the businesses of the parties to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2015, by and among the Company, Merger Sub and Del Taco, and the combined company after completion of the proposed Merger, are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, Merger Sub, Del Taco or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described in the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2015; (5) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (6) costs related to the proposed Merger; (7) changes in applicable laws or regulations; (8) the possibility that Del Taco, Merger Sub and the Company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company, Merger Sub and Del Taco undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2015

Levy Acquisition Corp.

By:	/s/ Steve Florsheim
Executive Vice President

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Video Transcript